UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2019

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-7573	73-0618660
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046

(Address of principal executive offices) (Zip code)

(281) 406-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on December 12, 2018, Parker Drilling Company (“Parker”) and certain of its U.S. subsidiaries (together with Parker, the “Debtors”), commenced voluntary Chapter 11 proceedings and filed a prearranged plan of reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are jointly administered under the caption In re Parker Drilling Company, et al., Case No. 18-36958 (the “Chapter 11 Cases”). On January 21, 2019, the Debtors filed the Amended Joint Chapter 11 Plan of Reorganization of Parker and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”).

On March 7, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan, as modified by the Confirmation Order. On March 26, 2019, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

On April 22, 2019, the Debtors filed a monthly operating report for the period from December 12, 2018 to March 31, 2019 (the “Monthly Operating Report”) with the Bankruptcy Court. A copy of the Monthly Operating Report is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by Parker under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Monthly Operating Report

Parker cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any securities of Parker or any of its subsidiaries. The Debtors prepared the Monthly Operating Report solely for purposes of complying with the monthly operating requirements applicable in the Chapter 11 Cases. The information contained in the Monthly Operating Report is specific to the Debtors and does not reflect any information about non-Debtor Parker subsidiaries. The financial information contained in the Monthly Operating Report is unaudited, limited in scope, and as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The Monthly Operating Report should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of Parker and any of its subsidiaries, as the results of operations contained in the Monthly Operating Report are not necessarily indicative of results which may be expected from any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements in the future. There can be no assurance that such information is complete, and the Monthly Operating Report may be subject to revision. Subsequent information or discovery may result in material changes to the Monthly Operating Report and errors or omissions may exist. Notwithstanding any such discovery, new information, or errors or omissions, Parker does not undertake any obligation or commitment to update the Monthly Operating Report.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains certain statements that may be deemed “forward-looking statements” within the meaning of the Exchange Act. All statements in this Current Report on Form 8-K other than statements of historical facts addressing activities, events or developments Parker expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Parker based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although Parker believes its expectations stated in this Current Report on Form 8-K are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Parker that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. For more information, see “Risk Factors” in Parker’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this Current Report on Form 8-K and Parker undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Monthly Operating Report of Parker Drilling Company and its debtor subsidiaries for the period from December 12, 2018 to March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2019	PARKER DRILLING COMPANY

	By:	/s/ Jennifer F. Simons
Jennifer F. Simons
Vice President, General Counsel and Secretary